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                     DEAN WITTER DIVIDEND GROWTH SECURITIES INC.


                                ARTICLES OF AMENDMENT
                               CHANGING NAMES OF SERIES
                          PURSUANT TO MGCL SECTION 2-605(B)


    Dean Witter Dividend Growth Securities, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: THE CHARTER OF THE CORPORATION IS HEREBY AMENDED TO PROVIDE AS
FOLLOWS:

         The name and designation of the shares of capital stock issued prior to July 28, 1997 is hereby changed to be the Class B shares of capital stock; except that (a) the name and designation of the shares held by certain employee benefit plans established by Dean Witter Reynolds Inc. or SPS Transaction Services, Inc. shall be changed to Class D shares of capital stock; and (b) that the shares purchased with a front-end sales charge prior to July 2,1984 and remaining outstanding (including such proportion of shares acquired through reinvestment of dividends and capital gains distributions as to the total number of shares acquired prior to July 2, 1984 bears to the total number of shares purchased and owned by the shareholder as of the date hereof) shall also be changed to Class D shares of capital stock.

    SECOND: THE AMENDMENT DOES NOT CHANGE THE OUTSTANDING CAPITAL STOCK OF THE CORPORATION OR THE AGGREGATE PAR VALUE THEREOF.

    THIRD: THE FOREGOING AMENDMENT TO THE CHARTER OF THE CORPORATION HAS BEEN APPROVED BY THE BOARD OF DIRECTORS AND IS LIMITED TO A CHANGE EXPRESSLY PERMITTED BY SECTION 2-605 OF THE MARYLAND GENERAL CORPORATION LAW.

    FOURTH: THE CORPORATION IS REGISTERED AS AN OPEN-END MANAGEMENT INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940.

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    IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on it behalf by its President and witnessed by its Secretary on this ____ day of July, 1997.

                                       DEAN WITTER DIVIDEND GROWTH
                                             SECURITIES INC.


                                       By:-----------------------------------
                                       Name:  Charles A. Fiumefreddo
                                       Title: President

ATTEST:


---------------------------------
Name:  Barry Fink
Title: Secretary


     THE UNDERSIGNED, the President of Dean Witter Dividend Growth Securities Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                       --------------------------------------
                                       Name:  Charles A. Fiumefreddo
                                       Title: President


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